EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Datawatch Corporation on Form S-8 of our report dated November 19, 1999 (December 27, 1999 as to Note 8) appearing in the Annual Report on Form 10-K of Datawatch Corporation for the year ended September 30, 1999.

/s/ Deloitte & Touche LLP
Boston, Massachusetts

April 7, 2000